EXHIBIT 16

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                        11300 Rockville Pike, Suite 800
                              Rockville, MD 20852

June 19, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                  Re:      Oak Tree Medical Systems, Inc.

We have read Item 4 of the Form 8-K/A, dated June 19, of Oak Tree Medical Systems, Inc. (the "Company") and are in agreement with the statements contained in paragraph 4(a) therein, subject to the following qualification. Subsequent to the completion of our audit of the financial statements of the Company for the fiscal year ended May 31, 1996, we have not had significant involvement with the Company or its accounting practices and procedures. However, to the extent of our limited involvement with the Company during the period from the completion of our audit of the Company's financial statements for the fiscal year ended May 31, 1996 through April 29, 1997, we are in agreement for such period with the statements contained in paragraphs 4(a)(iii) and 4(a)(iv) of the Form 8-K/A.

Yours very truly,

/s/ SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
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